November 23 1994


National Corporate Tax Credit Fund
National Corporate Tax Credit, Inc.
9090 Wilshire Boulevard, Suite 201
Beverly Hills, California 90211


       Re: Signature Midwest, L.P.,
           a Missouri limited Partnership


Gentlemen:

       Reference is made to that certain Investment
Agreement, entered into as of January 1, 1993 (the "Investment Agreement"), by and between NCQ Realty, Inc., a Delaware corporation (the "Withdrawing General Partner"), National Corporate Tax Credit Fund, a California limited partnership (the "Investor"), National Corporate Tax Credit, Inc., a California corporation (the "Special Limited Partner"), and other parties. Any capitalized word or phrase not defined herein shall have the meaning ascribed to it in the Investment Agreement and the Exhibits and Schedules thereto. Notwithstanding anything contained in the Investment Agreement to the contrary, it is hereby agreed and understood:

       1. The last sentence of Paragraph 2.2 of the Investment Agreement is hereby modified to replace the reference to "80%" with "50%".


       2. The Investment Agreement shall terminate in all respects as between the Withdrawing General Partner, Investor, the Special Limited Partner and NCQ Realty, Inc., as an Existing Limited Partner upon the funding of the Permanent Loan and the release to the Partnership of the Escrow Deposit pursuant to the terms and conditions of the Escrow Agreement).


       3. At such time as National Capital Management
Corporation, a Delaware corporation ("NCMC"), executes and delivers to Investor two duplicate originals of the Operating Deficit and Rental Achievement Agreement, a copy of which is attached hereto as Exhibit A, the Rental
Achievement Agreement and the Operating Deficit Agreement shall terminate and be of no further force or effect.

       Notwithstanding anything contained in the Investment Agreement or the Amended Partnership Agreement to the contrary, to the extent the amount of Housing Tax Credits available to the Partnership is reduced due to a Final Determination that the eligible basis of the Apartment Complex as of December 31, 1994, is less than $1,708,600, there shall be no reduction in the amount of the Capital Contribution that is to be paid to the Partnership nor any reallocation of Cash Flow or Sale or Refinancing Transaction Proceeds pursuant to Section 3.8A of the Amended Partnership Agreement.


       Reference is made to the Security Agreement, dated as of January 1, 1993, by and between NCQ Realty, Inc., as debtor, and Investor and the Special Limited Partner, jointly as secured parties, a copy of which is attached to the Investment Agreement as Exhibit J (the "Security Agreement"). It is hereby agreed that the property described in paragraph B of the Security Agreement is only part of the Collateral to the extent received by the debtor after the occurrence of a default (as that term is therein defined). Further, Sections 1.1 and 1.2 of the Security Agreement are deleted in their entirety and replaced with the following land Sections 1.3, 1.4 and 1.5 are renumbered accordingly):

       1.1 Performance by National Capital Management
    Corporation, a Delaware corporation ("NCMC"), of all of its obligations under that certain Operating Deficit and Rental Achievement Agreement, dated as of November
    23, 1994, by and between the North Oak Partnership,
    NCMC and Secured Party;


       All references to the defined term "Principal" contained in the Indemnity Agreement, also dated as of January 1, 1993, by and between Investor, the Partnership and the Withdrawing General Partner are hereby deleted. Accordingly, the defined term "Indemnitees" shall only include the Partnership and the Withdrawing General Partner. Further, the limitation on the indemnification obligations of the "Limited Partner" (as set forth in paragraph 4 of said Indemnity Agreement) shall only apply to the extent that the Withdrawing General Partner made false statements or failed to disclose material information or failed to provide information requested by Investor in a timely manner after notice, or is otherwise responsible for any matter with respect to which the indemnity (or right of contribution described in paragraph 2 thereof) would have related but for the provisions of said paragraph 4.


       Please indicate your acceptance of the foregoing by executing a copy of this letter where indicated below and returning it to the undersigned.

                                  Very truly yours,


                                  NCQ Realty, Inc.,
                                  a Delaware corporation


                                    By /s/ Leslie A. Filler
                                      Its Secretary

Agreed to and Accepted as of the date written above:

National Corporate Credit Fund,
a California limited partnership

By National Partnership Investments Corp., a California corporation
   General Partner

   By /s/ Shawn Horwitz
     Its Executive Vice President


National Corporate Tax Credit, Inc.;
a California corporation

By /s/ Shawn Horwitz
  Its Executive Vice President


NCQ North Oak, Inc.
a California corporation

By /s/ Leslie A. Filler
  Its Secretary


National Capital Management Corporation, a Delaware corporation

By /s/ Herbert J. Jaffe
  Its President